Exhibit 5

SIDNEY T. MILLER              Law offices of        ANN ARBOR, MICHIGAN
(1864-1940)                  Miller, Canfield,      BLOOMFIELD HILLS,
GEORGE L. CANFIELD           Paddock and Stone      MICHIGAN
(1866-1928)               a partnership including   BOCA RATON, FLORIDA
LEWIS H. PADDOCK               professional         DETROIT, MICHIGAN
(1866-1935)                    corporations         GRAND RAPIDS, MICHIGAN
FERRIS D. STONE             150 West Jefferson,     KALAMAZOO, MICHIGAN
(1882-1945)                     Suite 2500          LANSING, MICHIGAN
                             Detroit, Michigan      MONROE, MICHIGAN
                                   48226            TRAVERSE CITY, MICHIGAN
                                                    WASHINGTON, D.C.

                            ________________

                         TELEPHONE (313) 963-6420
                        TWX 810-221-5007 MILLCNFLD
                           DET FAX (313) 496-7500

                               March 22, 1996


Newcor, Inc.
1825 S. Woodward Avenue, Ste. 240
Bloomfield Hills, Michigan 48302

Gentlemen:

     With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") by Newcor, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 500,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the Newcor, Inc. 1996 Employee Incentive Stock Plan (the "Plan") by Plan participants (which Registered Shares may consist of shares already issued and held in the treasury of the Company, or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1.   The Registered Shares have been legally authorized.

     2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

      In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            /s/ Miller, Canfield, Paddock and Stone, P.L.C.
                            _______________________________________________

                             MILLER,  CANFIELD, PADDOCK  AND  STONE, P.L.C.